UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 13, 2013

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado 80021-2510

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On June 13, 2013, Ball Corporation (the “Company”), Ball European Holdings, S.à r.l. (“European Holdco”), certain other domestic and foreign subsidiaries of the Company (the “Other Subsidiary Borrowers”; the Company, European Holdco and the Other Subsidiary Borrowers, collectively, the “Borrowers”), certain financial institutions party thereto as lenders (the “Lenders”), and Deutsche Bank AG New York Branch, as a Lender and as Administrative Agent (“Administrative Agent”) and Collateral Agent (“Collateral Agent”) for the Lenders, entered into an amended and restated credit agreement (the “Credit Agreement”) for the benefit of the Company and certain of its subsidiaries.

The Credit Agreement amends and restates that certain credit agreement, dated as of December 21, 2010, among the Borrowers, Lenders, Administrative Agent, Collateral Agent and the other financial institutions party thereto, and  provides for a US$850 million multicurrency revolving facility, a US$150 million French revolving facility, a £38.25 million Term B loan facility and a €83.75 million Term C loan facility, each with a maturity date of June 13, 2018.

The proceeds of the revolving credit facilities may be used by the Company and its subsidiaries for ongoing working capital needs, other general corporate purposes and fees and expenses in connection with the transaction. Borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the applicable Borrower’s option, (i) the 1, 2, 3 or 6 month, or, subject to availability, 12 month LIBOR rate plus a margin or (ii) a base rate plus a margin. The margin added to LIBOR or the base rate will depend on the Company’s leverage ratio at the time of the borrowing.

Certain of the Company’s domestic subsidiaries guaranty the obligations of the Borrowers under the Credit Agreement.  The credit facilities are secured by a valid first priority perfected lien on (i) 100% of the stock of each of the Company’s present and future direct and indirect material domestic subsidiaries and (ii) 65% of the stock of each of the Company’s present and future material first-tier foreign subsidiaries. The obligations of each foreign subsidiary Borrower are secured by a pledge of the stock of such foreign subsidiary Borrower.

The Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including two financial maintenance covenants: a maximum leverage ratio of 4.00 to 1.00 and minimum interest coverage ratio of 3.50 to 1.00. If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The description of the Credit Agreement is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement among Ball Corporation, certain subsidiaries of Ball Corporation, Deutsche Bank AG New York Branch as administrative agent and various lending institutions, dated as of June 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2013	BALL CORPORATION

	By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Corporate
Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement among Ball Corporation, certain subsidiaries of Ball Corporation, Deutsche Bank AG New York Branch as administrative agent and various lending institutions, dated as of June 13, 2013.